UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported):  December 21, 2011

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary
(Percent change.  Trailing 3-month average versus prior year.)

	September ‘11	October ‘11	November ‘11
Process Management	0 to +5	+10 to +15	+5 to +10
Industrial Automation	+5	0 to +5	0 to +5
Network Power	0 to +5	0	-10 to -5
Climate Technologies	-5 to 0	-5 to 0	-10 to -5
Tools and Storage	+5 to +10	+10 to +15	+5 to +10
Total Emerson	0 to +5	+5	0

November 2011 Order Comments:

Trailing three-month order trends for Emerson flattened, as continued strength in Process Management and Tools and Storage was offset by weakness in Network Power and Climate Technologies.  The industrial businesses remain strong, but electronics markets have been negatively affected by the Thailand flooding supply chain disruption and issues in the global telecommunications markets.  Excluding currency, which deducted more than 4 percentage points from the growth rate, the trailing three-month underlying orders growth exceeded 4 percent.

Process Management orders continued to reflect strength across the segment, with oil and gas investment the primary driver.  Project activity remains robust in all geographies, including North America and Europe.  This is the final month the Petrobras Comperj project booking in September 2010 negatively affects order trend comparisons by 5 percentage points.  The strong process industry order activity supports a favorable outlook for 2012.  Currency exchange rates deducted 12 percentage points.

Stable demand for capital goods enabled modest growth in Industrial Automation orders despite challenging prior year comparisons, which were driven by a strong rebound in the power generating alternators business.  Favorable trends in the electrical distribution and ultrasonic welding businesses were partially offset by weakness in the wind and solar energy businesses, as governments around the world reduce renewable energy subsidies.  Currency exchange rates deducted 2 percentage points.

Weakness in Network Power orders reflected mixed results across the segment.  The energy systems and embedded computing and power businesses declined the most, as U.S. telecommunications service providers are delaying infrastructure investments and reducing inventory due to uncertainty regarding industry consolidation (AT&T acquisition of T-Mobile) and the economic outlook.  China telecommunications infrastructure investment also has moderated due to government actions to reduce inflation and bank leverage.  Separately, embedded computing and power end markets have been affected by supply chain disruptions caused by microprocessor introduction delays and Thailand flooding, as customers minimize inventory until component availability improves.  Server shipments have slowed noticeably as well, with European economic instability affecting global growth investments.  Strength continued in the uninterruptible power supply and precision cooling businesses in Asia and North America, where project activity remains solid.  Currency exchange rates deducted 2 percentage points.

Climate Technologies order trends exhibited weakness across all businesses and geographies, as North America OEM inventory liquidation, global residential construction weakness, and European economic uncertainty impact the industry.  In addition to continued softness in the U.S. and European residential and commercial end markets, China residential demand also declined, as the government slows residential investments.  Strong orders in the prior year continue to affect growth comparisons in the global refrigeration business.  We anticipate the sharp North America/China inventory reductions to begin recovering by mid-2012.

Tools and Storage order growth remained solid, primarily driven by the professional tools business, as improvement in U.S. commercial construction continued and non-residential markets remain solid.

The current market conditions in Network Power and Climate Technologies – combined with the previously communicated Thailand flooding impact of $300 to $400 million in sales – will put heavy pressure on first quarter results.  Sales are expected to be down 3 to 5 percent compared to the prior year quarter, with profit deleverage of approximately 50 percent of the sales decrease.  In addition, the previously announced $20 million charge to substantially reduce a post-65 retiree medical benefit offered to a small number of current employees will be recognized in the quarter.

Despite these first quarter challenges, our full year view of 2012 is unchanged.  Strong backlog of $6.6 billion, stability in the industrial businesses, expected improvement in Network Power end markets, and recovery from the Thailand supply chain impact support previously communicated 2012 expectations:

•	Underlying sales* and orders up 5 to 7 percent
•	Reported sales up 4 to 6 percent
•	Operating profit margin* ~18 percent and pretax margin ~15.5 percent
•	Restructuring expense of $100 to $125 million
•	Earnings per share up 8 to 12 percent

Senior management will host a brief investor conference call today, December 21, 2011, at 11:30 a.m. ET (10:30 a.m. CT) to discuss the current short-term environment and update.  All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson’s website at www.Emerson.com/financial and completing a brief registration form.  A replay of the conference call will be available for the next three months at the same location on the website.

Upcoming Investor Events:

On Tuesday, February 7, 2012, Emerson will issue the Company’s first quarter 2012 results.  Senior management will discuss the results during an investor conference call at 2:00 p.m. ET (1:00 p.m. CT) the same day.  All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson’s website at www.Emerson.com/financial and completing a brief registration form.  A replay of the conference call will be available for the next three months at the same location on the website.

On Tuesday, February 14, 2012, Emerson senior management will host the Company’s annual investor conference in New York City from 8:30 a.m. to 11:45 a.m. ET.  Access to a webcast of the conference presentations, as well as the presentation slides, will be available in the Investor Relations area of Emerson’s website at www.Emerson.com/financial at the time of the event.  A replay of the webcast and the presentation slides will be available for approximately one week at the same location on the website.

Updates and further details on this and other upcoming events will be posted in the Calendar of Events area in the Investor Relations section of the corporate website as they occur.

Reconciliations of Non-GAAP Financial Measures
The following reconciles non-GAAP measures (denoted by *) with the most directly comparable GAAP measure:

2012E Net Sales
Underlying Sales*	+5% to +7%
Acq./Div./Currency	~(1%)
Net Sales	+4% to +6%

2012E Operating Profit
Operating Profit Margin %*	~18%
Interest Expense and Other Deductions, Net %	~(2.5%)
Pretax Earnings Margin %	~15.5%

Forward-Looking and Cautionary Statements:

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the Company's most recent Form 10-K filed with the SEC.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: December 21, 2011	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary